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                                                              Exhibit 99.906CERT

EXHIBIT 12(b)

SECTION 906 CERTIFICATIONS

                            SECTION 906 CERTIFICATION

         Michael E. Kenneally, Chief Executive Officer, and Michael A. Pignataro, Chief Financial Officer, of Credit Suisse Cash Reserve Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1) The Fund's periodic report on Form N-CSR for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


     /s/ Michael E. Kenneally               /s/ Michael A. Pignataro
     ------------------------               ------------------------
     Michael E. Kenneally                   Michael A. Pignataro
     Chief Executive Officer                Chief Financial Officer
     March 8, 2005                          March 8, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

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